Exhibit 99.1

Date: October 14, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp and CNB Bancorp Announce Receipt of Regulatory Approvals
 For Proposed Mergers

Michigan City, IN and Attica, IN (October 14, 2016) – Horizon Bancorp (NASDAQ GS: HBNC, “Horizon”) and CNB Bancorp (privately held), jointly announced that the Office of the Comptroller of Currency and the Federal Reserve Board have approved or waived review of the proposed merger of a wholly owned subsidiary of Horizon with and into CNB Bancorp (making CNB Bancorp a subsidiary of Horizon until its merger into Horizon), and the merger of The Central National Bank and Trust Company (“Central National Bank & Trust”), with and into Horizon’s wholly owned bank subsidiary, Horizon Bank, N.A.

“With the required approvals or waivers necessary to complete the merger, we remain on schedule and will be able to finalize our partnership by our target date,” said Craig Dwight, Chairman and Chief Executive Officer of Horizon.  “We are enthusiastic about this strategic partnership and are excited to offer robust products and services to the Attica community.”

Sherri McGraw, Senior Vice President of Central National Bank & Trust, stated, “I am very happy with the progress of our integration teams. Obtaining regulatory approvals is another step closer to our partnership and we look forward to becoming part of Horizon’s family.”

The merger is expected to be completed during the fourth quarter of 2016 and remains subject to approval by CNB Bancorp shareholders as well as the satisfaction of various other closing conditions.  CNB will hold a special meeting of shareholders to approve the merger on Tuesday, October 25, 2016, at 9:00 a.m. (local time) at its office located at 2 South Perry Street, Attica, Indiana 47918.

About Horizon Bancorp
Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

About CNB Bancorp
CNB Bancorp is an Indiana corporation headquartered in Attica, Indiana with The Central National Bank and Trust Company as its wholly owned subsidiary.  The Central National Bank and Trust Company was founded in 1887 and offers banking services from its full service office and drive-up facilities in Attica, Indiana.   The Central National Bank and Trust Company may be reached online at www.centralnationalbankismybank.com .

-MORE-

Page 2: Cont. Horizon Bancorp & CNB Bancorp Regulatory Approval

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,”  “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the
fiscal year ended December 31, 2015.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:	CNB Bancorp Contact Information:

Craig M. Dwight	William C. McAdams
Chairman and	Chief Executive Officer
Chief Executive Officer	Phone: (765) 762-2414
Phone: (219) 873-2725
Fax: (219) 874-9280

Mark E. Secor	Sherri L. McGraw
Chief Financial Officer	Senior Vice President
Phone: (219) 873-2611	Phone: (765) 762-2414
Fax: (219) 874-9280

#  #  #